Advanced Micro Devices, Inc.
Conflict Minerals Report
For the Reporting Period from January 1 to December 31, 2025

This Conflict Minerals Report for Advanced Micro Devices, Inc. (“AMD”) covers the reporting period from January 1 to December 31, 2025 and has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13p-1 and Form SD thereunder (the “Conflict Minerals Rule” or “Rule”). The Conflict Minerals Rule requires disclosure of certain information by companies filing reports with the Securities and Exchange Commission (“SEC”) that manufacture, or contract to manufacture, products for which certain minerals specified in Section 13(p) of the Exchange Act and the Rule as “conflict minerals” are necessary to the functionality or production of those products. The term “conflict minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to as the “3TG”. The term “Covered Countries” for purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo (“DRC”) and the following adjoining countries: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.

References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries. The term “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.

Overview of Our Program

Our efforts to break the link between the minerals trade and conflict in the Democratic Republic of Congo began in 2008. Through industry initiatives and collaboration with our supply chain, we work to support the responsible sourcing of minerals from Conflict-Affected and High-Risk Areas1 (CAHRA) which includes Covered Countries. Since then, our view and insight into the minerals supply chain have developed beyond 3TG to include cobalt and other relevant priority materials. Our goal is to source only from smelters and refiners that participate and are conformant to third-party audit programs such as the Responsible Minerals Initiative’s (RMI), Responsible Minerals Assurance Process (RMAP), London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC). The RMI mutually recognizes the independent third-party gold refiner audit programs from the LBMA and RJC. As we learn more about potential social and environmental impacts, we continue to assess our supply chain and evolve our traceability and due diligence efforts.

1 Conflict-affected and high-risk areas are identified by the presence of armed conflict, widespread violence or other risks of harm to people. Armed conflict may take a variety of forms, such as a conflict of international or non-international character, which may involve two or more states, or may consist of wars of liberation, or insurgencies, civil wars, etc. High-risk areas may include areas of political instability or repression, institutional weakness, insecurity, collapse of civil infrastructure and widespread violence. Such areas are often characterized by widespread human rights abuses and violations of national or international law.

We designed our program in alignment with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The SEC has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for conflict mineral reporting purposes. In addition, our due diligence approach draws upon internationally recognized human rights standards, including the United Nations Guiding Principles on Business and Human Rights (UNGPs), OECD Guidelines for Multinational Enterprises.

We contribute to industry efforts as a member of the Responsible Business Alliance (“RBA”), and we are an active member of RMI. Through RMI, we connect with industry members, governments, non-profits, and other stakeholders to advance the use of tools and resources with the aim of supporting responsible mineral production and sourcing on a global scale. We support the RMI’s efforts to develop standards and tools that benefit all companies working to break the link between minerals trade and conflict. Specifically, AMD staff participate in RMI multi-stakeholder calls and due diligence meetings, as well as utilize RMI tools and resources for reporting and risk management.

Product and Supply Chain Description

We are a global semiconductor company primarily offering:

Artificial Intelligence (AI) Accelerators, microprocessors (CPUs) and graphics processing units (GPUs), as standalone devices or as incorporated into accelerated processing units (APUs), chipsets, data center and professional GPUs, embedded processors, semi-custom System-on-Chip (SoC) products, microprocessor and SoC development services and technology, data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), System on Modules (SOMs), AI Network Interface Cards (AI NICs), and Adaptive SoC products.

From time to time, the Company may also sell or license portions of its intellectual property (IP) portfolio.

For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the SEC.

All of our products may contain 3TG, which is necessary for the functionality or production of such products; therefore, all of our products are in the scope of this report. AMD does not directly purchase the raw materials used in our products. As a fabless semiconductor company, our manufacturing operations are wholly outsourced to a carefully selected network of suppliers. AMD performs due diligence on relevant suppliers that AMD buys from directly and that provide materials and/or manufacturing services, collectively referred to as “Manufacturing Suppliers.”

Due Diligence

Design of Our Program

The AMD due diligence process aligns with the OECD Guidance five step framework.

•Step 1: Establish strong company management system
•Step 2: Identify and assess risks in the supply chain
•Step 3: Design and implement a strategy to respond to identified risks
•Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems

Responsible Minerals Policy. We have established a responsible minerals sourcing policy that outlines our commitment, approach and expectations for sourcing materials used in our products. Our policy is available at https://www.amd.com/content/dam/amd/en/documents/corporate/cr/responsible-minerals-policy.pdf. AMD has adopted the RBA Code of Conduct as the AMD Supplier Code of Conduct (the "Code”). We expect our suppliers to operate according to the Code and its expectations spanning labor, health and safety, environment, ethics and management systems. The Code requires suppliers to maintain a conflict minerals policy and conduct supply chain due diligence aligned with OECD Guidance to ensure compliance with the Code. AMD requires each Manufacturing Supplier to communicate the same expectations to their suppliers in turn and implement reasonable mechanisms to monitor their compliance.

We also set expectations for ethical conduct for ourselves and our supply chain. Our Global Code of Conduct outlines our expectations for our ethical conduct, and these standards extend to our Manufacturing Suppliers. To help expand the reach even further upstream in the supply chain, we require each of these suppliers to communicate the same expectations to their suppliers in turn and implement reasonable mechanisms to monitor their compliance.

Internal Management Systems. The AMD Responsible Minerals team is responsible for the development of due diligence processes and the internal management systems that implement our responsible minerals policy. The AMD Responsible Minerals team works closely with the AMD Corporate Responsibility team to set the program strategy and assess supply chain risks. The AMD Responsible Minerals team provides training to sourcing managers and works with them to communicate expectations to suppliers. Responsible Sourcing of Minerals resides within AMD Global Operations and Quality and reports to the AMD Corporate Vice President of Manufacturing Strategy and Procurement.

Control Systems. The Conflict Mineral Reporting Template (“CMRT”) obtained from Manufacturing Suppliers allowed us to gather information that was important for our due diligence efforts, including the 3TG contained in the suppliers’ products and the names of smelters or refiners in their supply chain. We elected to use the CMRT because it is an internationally recognized and commonly used tool that facilitates efficient data gathering and aggregation. We also provided our Manufacturing Suppliers with the Code and communicated with them our responsible mineral policy to source only from smelters and refiners conformant to RMAP or RMI mutually recognized independent third-party audit programs.

Supplier Engagement. We communicate our Responsible Minerals Sourcing Policy annually to suppliers through the AMD Supplier Responsibility Guide. The Supplier Responsibility Guide outlines the expectations of suppliers and includes best practices. Prospective suppliers receive the Supplier Responsibility Guide for awareness prior to onboarding. AMD monitors CMRT submissions and developed tools to flag actions required to meet our sourcing expectations. We also support capability building by utilizing the RMI Learning Academy to provide responsible mineral sourcing training to Manufacturing Suppliers.

Grievance Mechanisms. We have implemented open communication channels that function as grievance mechanisms, enabling employees, suppliers and external stakeholders to report any violations of our policies or express other concerns. Parties external to AMD may contact our Responsible Minerals Team to report grievances via a dedicated email address that is published in our responsible minerals sourcing policy. In addition, AMD employees and third-parties may anonymously report suspected violations using AMD Aware, available 24 hours a day, seven days a week. AMD Aware is staffed by non-AMD personnel, who share any information reported with our Ethics and Compliance Committee.

Step 2: Identifying and Assessing Risks in Our Supply Chain.

We identify Manufacturing Suppliers that may contribute necessary 3TG to our products. We request that these suppliers complete an annual supply chain survey, using the CMRT and other RMI templates. We expect suppliers to report accurately and to conduct good-faith due diligence when completing the CMRT. The use of the CMRT provides visibility to the smelters and refiners or the “pinch point” of the supply chain. Through industry collaboration and use of technology, we support greater transparency beyond the pinch point to the mine level. This provides additional insight into the potential risk contributing to armed conflict or social and environmental abuses.
The smelter or refiner information provided by our Manufacturing Suppliers is combined with the RMI process and tools to inform our risk assessment. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators aligned with the OECD Guidance including:

•Known mineral source country of origin;
•Responsible Minerals Assurance Process (RMAP) assessment status;
•Credible evidence of unethical or conflict sourcing; and
•Peer Assessments conducted by credible third-party sources.

Step 3: Designing and Implementing a Response to Identified Risks.

We leverage our participation in RMI to encourage responsible parties to implement corrective actions and to take the necessary steps to comply with industry standards. AMD recognizes the importance of conducting additional due diligence when smelters and refiners are located or sourced from CAHRAs. AMD is aligned with industry best practices and takes actions to remove smelters and refiners that are not compliant with industry standards or are known to contribute to environmental or human rights abuses. In many cases, the situation in mining communities is complex. AMD supports industry collaboration through our partnership with the RMI and alignment with peers to advance initiatives that support responsible supply chains.

In the 2025 reporting year, 95% of the smelters and refiners reported to be in our supply chain participated2 in RMAP. Our internal tools enable us to assess potential or actual risks identified during the due diligence process, primarily by reviewing CMRTs submitted to AMD.

In some cases, it becomes necessary for AMD to require Manufacturing Suppliers to disengage from a smelter or refiner when our standards are not met. This can have unintended economic and humanitarian consequences for local communities. Therefore, we take careful consideration to assess the impacts of disengaging from raw material sources. Our 2025 due diligence process identified a small number of non-compliant smelters in our supply chain. Upon identification, AMD worked with the relevant suppliers to remove these smelters, and removal was confirmed complete in the first quarter of 2026. This outcome reflects the effectiveness of our ongoing monitoring and supplier engagement program.

Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.

We support the development and implementation of RMAP standards through our RMI membership. We participate in the RMI Smelter Engagement Team workgroup to support the growth and retention of smelters and refiners in the RMAP ecosystem. Any reported smelters or refiners who were non-compliant or deny participation in the RMAP or equivalent schemes are to be removed from the supply chain. As supply chain due diligence expectations expand, AMD has contributed feedback on the RMI Facility Standard for Social, Environmental, OHS and Governance Risks.

Step 5: Publicly Report our Supply Chain Due Diligence.

The AMD Responsible Minerals Policy is published on our website and our annual Corporate Responsibility Report includes updates and progress on our Responsible Minerals Sourcing Program. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2025, which includes this Conflict Minerals Report, is also available at https://www.amd.com/en/corporate/corporate-responsibility/responsible-minerals-sourcing.html.

Steps to Further Mitigate Risk and Improve Due Diligence

AMD continues to take steps to improve our due diligence process to further mitigate the risk that 3TGs in our products could benefit armed groups in the DRC or adjoining countries. These steps include:

2 Smelters and refiners participating in RMAP are designated by the RMI as Active or Conformant. Active facilities have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment.

•Continue to evaluate upstream sources through a broader set of tools to evaluate risk;
•Enhance engagement with Manufacturing Suppliers to provide more training resources on broadly used industry practices of responsible 3TG sourcing;
•Reinforce suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers; and
•Following the OECD Guidance process, increase the emphasis on validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

Reasonable Country of Origin Inquiry

AMD is required under the Rule to conduct a good-faith, reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials.
In 2025, RCOI efforts included requiring suppliers to complete the CMRT (see Identifying and Assessing Risks in our Supply Chain). To determine the country of origin of 3TG in our products, we utilized the RMI RMAP’s Reasonable Country of Origin Inquiry Data (the “RMI RCOI Data”). The RMI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported through RMAP as being conformant with their assessment standards (i.e., demonstrated with reasonable confidence that the smelter or refiner’s due diligence processes are aligned with the expectations in the OECD Guidance). The RMI RCOI Data does not include country of origin information for smelters and refiners that are non-conformant or decline to participate in RMAP. Available RMI RCOI Data provides traceability upstream to countries of origin at an aggregate level. However, detailed information is shown as groupings of countries such that we are unable to determine with certainty the specific countries from which the 3TG in our products may be sourced.

Results of Efforts to Determine Country of Origin

Through our RCOI effort, AMD identified that 16 of 219 smelters and refiners are known to source from the Covered Countries, all of which are conformant to third-party audit standards. In addition, 37 smelters and refiners source recycled and scrap materials, all of which are conformant to third-party audit standards.

Table 1: Smelters and refiners sourcing recycled and scrap materials.

Gold	8
Tantalum	12
Tin	8
Tungsten	9

Table 2: Reasonable Country of Origin Inquiry List

Countries from which minerals in AMD products may have originated is based on sourcing information disclosed during third-party auditing processes and RMI’s Reasonable Country of Origin Inquiry report are believed to be the following as well as recycled and scrap sources:

Argentina	Ethiopia	Mexico	Singapore
Australia	Finland	Mongolia	Slovakia
Austria	France	Morocco	Slovenia
Belarus*	Germany	Mozambique	South Africa
Belgium	Greece	Myanmar	South Korea
Bolivia	Hong Kong	Namibia	Spain
Brazil	Hungary	Netherlands	Sweden
Bulgaria	India	New Caledonia	Switzerland
Burundi	Indonesia	New Zealand	Taiwan
Canada	Ireland	Nicaragua	Tanzania
Chile	Israel	Niger	Thailand
China	Italy	Nigeria	Tunisia
Colombia	Japan	Papua New Guinea	Turkey
Croatia	Jordan	Peru	Uganda
Cyprus	Kazakhstan	Philippines	Ukraine
Czech Republic	Laos	Poland	United Arab Emirates
Democratic Republic of the Congo	Latvia	Portugal	United Kingdom
Denmark	Liberia	Puerto Rico	United States of America
Egypt	Lithuania	Romania	Uruguay
El Salvador	Luxembourg	Russia*	Vietnam
Estonia	Madagascar	Rwanda	Zambia
	Malaysia	Serbia	Zimbabwe
	Malta	Sierra Leone

*Sourcing ceased during the 2022 reporting year in accordance with United States law. Minerals from this country remain in the global supply chain in accordance with applicable sanctions law.

Table 3: AMD Smelter and Refiner List

Table 3 lists the facilities which, to the extent known, process the necessary minerals in our products based on the responses from the CMRT. Some Manufacturing Suppliers completed the CMRT at the company level. They do not report smelters and refiners for the products sold to AMD only. Due to this, the enclosed list of smelters or refiners may contain more facilities than those that actually processed the 3TG contained in our products. This list only includes smelters and refiners that have been verified by RMI as eligible operating facilities as of January 30, 2026.

Metal	Smelter Name	Location of Smelter or Refiner
Tantalum	AMG Brasil	BRAZIL
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda***	BRAZIL
Tin	CRM Synergies	SPAIN

Tin	CV Ayi Jaya	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.***	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.**	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Precious Minerals and Smelting Limited**	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.**	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom**	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WEEEREFINING**	FRANCE
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.***	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.***	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch**	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

**The smelter and refiner was removed from the AMD supply chain in the 2026 reporting period.
***The RMAP conformant status of the smelter or refiner changed following the 2025 reporting period and is being removed from the AMD supply chain.